Exhibit 3.1(p)(ii)


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MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)                   Date Received


         CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                      FOR USE BY DOMESTIC CORPORATIONS
          (Please read information and instructions on last page)

          Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following
     Certificate:


     1. The present name of the corporation is: Financial Exchange Company of Michigan, Inc.

     2.   The corporation identification number (CID) assigned by the
          Bureau is:   2 9 2 - 4 1 6

     3.   The location of its registered office is:  c/o The
          Corporation Company,

            615 Griswold Street    Detroit,  Michigan       48226
          -------------------------------------------------------
          (Street Address)          (City)              (Zip Code)

     4.   Articles VI and VII of the Articles of Incorporation is
                   ----------
          hereby amended to read as follows:

          (a)  Article VI is deleted in its entirety.

          (b) Article VII is renumbered as Article VI to conform with the deletion of the present Article VI, and shall read as follows:

          Article VI

          Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

          Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.


     [SEAL APPEARS ONLY ON ORIGINAL]


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     DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED
     IN THE BOX BELOW.  Include name, street and number (or
     P.O. box), city, state and ZIP code.

      Mr. John L. Morrissey, Asst. Secretary    Telephone:
      C T Corporation System                        Area Code:    212
      1633 Broadway                                 Number:664-1666 Ext. 284
                                                    ------------------------
      New York, New York  10019

                        INFORMATION AND INSTRUCTIONS

         1. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will then be returned to the address appearing in the box above as evidence of filing.

               Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

         2. This document is to be used pursuant to the provisions of Act 284, P.A. of 1972, by one or more persons for the purpose of forming a domestic profit corporation.

         3. Article I -- The corporate name of a domestic profit corporation is required to contain one of the following words or abbreviations: "Corporation", "Company", "Incorporated", "Limited", "Corp.", "Co.", "Inc.", or "Ltd."

         4. Article II -- State, in general terms, the character of the particular business to be carried on. Under section 202(b) of the Act, it is sufficient to state substantially, alone or without specifically enumerated purposes, that the corporation may engage in any activity within the purposes for which corporations may be organized under the Act. The Act requires, however, that educational corporations state their specific purposes.

         5. Article III (2) -- The Act requires the incorporators of a domestic corporation having shares without par value to submit in writing the amount of consideration proposed to be received for each share which shall be allocated to stated capital. Such stated value may be indicated either in item 2 of article III or in a written statement accompanying the articles of incorporation.

         6. Article IV -- A post office box may not be designated as the address of the registered office. The mailing address may differ from the address of the registered office only if a post office box address in the same


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               city as the registered office is designated as the
               mailing address.

         7. Article V -- The Act requires one or more incorporators. The address(es) should include a street number and name (or other designation), city or state.

         8. The duration of the corporation should be stated in the articles only if the duration is not perpetual.

         9. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

         10. The articles must be signed in ink by each incorporator. The names of the incorporators as set out in article V should correspond with the signatures.

         11.   FEES: Filing fee  . . . . . . . . . . . . .             $10.00
                     Franchise fee --  1/2  mill (.0005) on each dollar
                     of authorized
                     capital stock, with a minimum franchise fee of $25.00 Total minimum fees (Make remittance payable to
                     State of Michigan) . . . . . . . . . . . .        $35.00

         12.   Mail form and fee to:
                    Michigan Department of Commerce
                    Corporation and Securities Bureau
                    Corporation Division
                    P.O. Box 30054
                    Lansing, MI  48909
                    Telephone:  (517) 373-0493

     [SEAL APPEARS ONLY ON ORIGINAL]



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 DOCUMENT WILL BE RETURNED TO NAME AND       Name of person or organization
 MAILING ADDRESS INDICATED IN THE BOX        remitting fees:
 BELOW.  Include name, street and number
 (or P.O. box), city, state and ZIP code.    Spengler Carlson Gubar
 Gregory Katz, Assistant Secretary           ----------------------
                                             Brodsky & Frischling
                                             --------------------
 c/o Spengler Carlson Gubar Brodsky &
 520 Madison Avenue
 New York, New York  10022                   Preparer's name and
                                             business telephone number:

                                             Eric B. Lesser
                                             --------------
                                             (212) 935-5000
                                             --------------



                        INFORMATION AND INSTRUCTIONS

     1. The amendment cannot be filed until this form, or a comparable document, is submitted.

     2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

          Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

     3.   This document is to be used pursuant to the provisions of
          section 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit or nonprofit corporation. Do not use this form for restated articles. A nonprofit corporation is one incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members. A nonprofit corporation formed on a nonstock directorship basis, as authorized by Section 302 of the Act, may or may not have members, but if it has members, the members are not entitled to vote.

     4. Item 2 -- Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

     5. Item 4 -- The article being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

     6. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.



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     7.   If the amendment is adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by a majority of the incorporators if more than one listed in Article V of the Articles of Incorporation if a profit corporation, and all the incorporators if a non-profit corporation. If the amendment is otherwise adopted, item 5(b) must be completed and signed in ink by the president, vice-president, chairperson or vice-chairperson of the corporation.

     8. FEE: (Make remittance payable to the State of Michigan. Include corporation name and CID Number on check or money order) . . . . . . . . . . . . . . . . . .  $10.00
              Franchise fee for profit corporations (payable only if authorized shares have increased):
              each additional 20,000 authorized shares or portion
              thereof  . . . . . . . . . . . . . . . . . . . .  $30.00

     9.   Mail form and fee to:
              Michigan Department of Commerce
              Corporation and Securities Bureau
              Corporation Division
              P.O. Box 30054
              6546 Mercantile Way
              Lansing, MI  48909
              Telephone:  (517) 334-6302


     [SEAL APPEARS ONLY ON ORIGINAL]



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     INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF
     DIRECTORS OR TRUSTEES.  OTHERWISE, COMPLETE SECTION (B)

     a. The foregoing amendment to the Articles of Incorporation was duly adopted on the _____ day of ______________, 19____, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

          Signed this ____________ day of _______________________,
          19___



          ------------------------------     -------------------------
                    Signature                               Signature


          ------------------------------     -------------------------
                    (Type or Print Name)          (Type or Print Name)


          ------------------------------     -------------------------
                    Signature                               Signature


          ------------------------------     -------------------------
                    (Type or Print Name)          (Type or Print Name)


     b. X    The foregoing amendment to the Articles of Incorporation
              was duly adopted on the 1st day of June, 1990. The amendment: (check one of the following)

              was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.
              was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.
              was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with
              Section 407(1) and (2) of the Act if a nonprofit corporation, and Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given.
              (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)
              was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a non-profit


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              corporation, and Section 407(2) of the Act if a profit
              corporation.

                              Signed this 1st day of June, 1990

                              By   /s/Edward R. Larkin
                                --------------------------------------
                                   (Only signature of President, Vice
                                   President, Chairperson and Vice-
                                   Chairperson)
  [SEAL APPEARS ONLY
  ON ORIGINAL]                     Edward R. Larkin            President
                                   ---------------------------------------
                                   (Type or Print Name)(Type or Print Title)


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